EXHIBIT 99.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated September 30, 2020, is entered into by and between STURM, RUGER & COMPANY, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated September 25, 2018, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.       Section 1.1. (a) is hereby amended by deleting "September 30, 2020" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "September 30, 2021." Any promissory note delivered in connection with this Amendment shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement.

2.       Section 4.9. FINANCIAL CONDITION is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.9. FINANCIAL CONDITION. In any fiscal quarter during which there are either amounts advanced or issued Subfeature Letters of Credit outstanding under the Line of Credit for more than fifteen (15) consecutive days, maintain Borrower’s financial condition as follows using GAAP and used consistently with prior practices (except to the extent modified by the definitions herein): EBITDA of not less than Sixty-Five Million Dollars ($65,000,000.00) for the four (4) fiscal quarters then ended, with “EBITDA” defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, plus the amount of non-cash stock compensation.”

3.       The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(a)       Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank's counsel.

(b)       Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

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(i)	This Amendment and each promissory note or other instrument or document required hereby.
(ii)	Such other documents as Bank may require under any other Section of this Amendment.

(c)       Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

4.       Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.       Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

6.       Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed as a sealed instrument and to be effective as of the effective date set forth above.

WELLS FARGO BANK,
STURM, RUGER & COMPANY, INC.		NATIONAL ASSOCIATION

By:	/S/ THOMAS A. DINEEN	By:	/S/ MICHAEL W. SWEENEY
	THOMAS A. DINEEN,		MICHAEL W. SWEENEY,
	SENIOR VICE PRESIDENT,		SENIOR VICE PRESIDENT
TREASURER and
CHIEF FINANCIAL OFFICER

By:	/S/ CHRISTOPER J. KILLOY
CHRISTOPHER J. KILLOY,
PRESIDENT and CHIEF
EXECUTIVE OFFICER

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